Exhibit 10.1

Mainline.GG, LLC

1336 Brittmoore Rd.

Houston, TX 77043

ESPORTS

AGREEMENT

BETWEEN

D3 ESPORTS

AND

MAINLINE.GG

This Esports Service Agreement (“Agreement”) is entered into on November 1, 2018 (the “Effective Date”), by and between Mainline.GG, with its principal place of business at 1336 Brittmoore Rd., Houston, TX 77043 (“Mainline.GG”) and D3esports, Inc., an incorporated company, with its principal place of business at 1 Performance Drive, Angleton, TX 77515 (“D3 Esports”).

This Agreement incorporates any future SOWs and SLAs for the duration of the Agreement. This Agreement also serves to update and replace any former agreements, partnerships, or signed documents between the parties prior to this Agreement.

Mainline.GG, LLC

1336 Brittmoore Rd.

Houston, TX 77043

WHEREAS, D3 Esports wishes to engage Mainline.GG under this Agreement to build, design, maintain, and support d3.mainline.gg.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.   General Terms. Mainline.GG will build a web application (d3.mainline.gg) that will facilitate the D3 Open Series (further detail located in Exhibit A: D3 Competitive Racing Details ), a monthly online time trial submission competition. This includes, but is not limited to, registration of players, set up and creation of matches, and the management and execution of online events. Account registration will be free, and in order to register for an account, we will be securing: First Name / Last Name, Email Address, and Date of Birth. All events and submissions will be free to enter with a Mainline.GG account. The first iteration of the site launched July 27, 2018. The second iteration of the site (being defined in Exhibit A: D3 Competitive Racing Details ) will launch January 25, 2018. Press releases, announcements, and marketing will target this date as the launch date. After its launch, users will be able to register for the site 24 hours a day, 365 days a year.

2.   Mainline.GG Responsibilities. Mainline.GG will be responsible for the following during each contract year of the term of this agreement:

A.	D3 Esports will receive a fully-functional, licensed, online esports platform/web application that D3 can confidently share with their consumers;

B.	The web application which will be the sole responsibility of Mainline.GG to host, operate, and maintain according to the terms and conditions of this Agreement;

C.	Web application uptime of 95% outside of scheduled maintenance and updates;

D.

A Mainline.GG Community Manager to be assigned to the D3 Esports account for assistance in moderating, policing, building a user base, and creating and fostering the community; this Manager will also assist with reporting, customer service, and general inquiries;

E.	D3esports.com will house a sponsorship screen to which D3 Esports can point potential advertisers and/or sponsors to aid in the sales process

a.	Mainline.GG will be responsible for creating and posting a mockup of the second iteration of the site on this sponsorship screen

Mainline.GG, LLC

1336 Brittmoore Rd.

Houston, TX 77043

b.	This screen is only required to remain relevant until the second iteration of the site goes live; at this point, D3 Esports will be able to use the live site as a sales vehicle

c.	Mainline.GG agrees to host d3esports.com and d3.mainline.gg as part of ongoing monthly payments

F.	Availability for larger advertising meetings and/or custom requests or questions regarding d3.mainline.gg and Mainline.GG capabilities;

a.	Following, Mainline.GG will provide a dedicated sponsorship page on d3esports.com linked from the menu and the home page that details sponsorship opportunities

b.

It is the responsibility of D3 Esports to provide the text for this page; however, Mainline.GG will be responsible for an unofficial screenshot showing sponsorship space until the second iteration of the d3.mainline.gg site is live

G.	Introduction to current Mainline.GG advertisers where it is seen as a mutually beneficial partnership opportunity;

H.	Direct links to d3esports.com and dawsonracing.com will be accessible from d3.mainline.gg.

3.   Mutual Responsibilities. D3 Esports and Mainline.GG will both be responsible for the following during each contract year of the term of this agreement:

A.

Both parties shall be responsible for all user data, email data, ad profile data, user usage data, cookie data and/or pixel data – including any user registration data through Mainline.GG’s affiliation with D3 – shall be mutually owned and controlled by Mainline.GG and D3 Esports;

B.	Mainline.GG does not assume any risks associated with the user data, user interaction, or results of user interaction on the D3 Esports web application;

C.	Mainline.GG and D3 will work together to land new business in the form of advertisers and strategic partners;

D.	Mainline.GG will have the right to use D3 branding in marketing efforts to engage users on social media sites (e.g. Facebook, Twitter) and to target users with digital ad buys (e.g. Google AdWords);

Mainline.GG, LLC

1336 Brittmoore Rd.

Houston, TX 77043

E.	Mainline.GG will be considered the “Official Esports Partner of D3 Esports and Dawson Racing” with exclusivity;

F.	Both D3 and Mainline.GG will label the web application as the “Official Esports Platform of D3 Esports and Dawson Racing.”

4.   D3 Esports Responsibilities. During each contract year of the term of this agreement:

A.	D3 will sell advertising inventory on the D3/Mainline.GG web application in the form of title sponsorships, product placement, and linked sponsorships;

B.	Revenue sharing terms and conditions apply (see below)

C.	D3-related prizes for esports events and tournament champions, e.g. gear, experiences, memorabilia, merchandise

D.

ALL PROMOTION, USER SOLICITATION, PRIZES, REWARDS, MARKETING,

AND ANY OTHER EFFORT TO GET USERS TO REGISTER AND SUBMIT TIMES TO THE SITE IS SOLELY THE RESPONSIBILITY OF D3 ESPORTS. Mainline.GG agrees to help in good faith; however, the burden of responsibility lies with D3 Esports;

E.	This includes full marketing support via all current social media channels, eblasts to current contact lists, and promotional marketing collateral to ensure the success of the esports experience;

F.	Monthly social media mentions recognizing d3.mainline.gg as the Official Esports Platform for D3 Esports and Dawson Racing promoting current esports events;

G.	Mainline.GG personnel presence at all D3 Esports events for entertaining sponsors and securing new business;

H.	Mainline.GG will work with D3 to form creative marketing plans to support the esports initiative that are shareable to social media platforms;

I.	D3 to send (daily or weekly) emails/news blasts to existing contact lists announcing tournaments, events, live events, and general esports updates;

J.	Banner ads and links on the D3 website directing fans to the D3/Mainline.GG web application;

K.	Introduction to current D3 advertisers and sponsors where it is seen as a mutually beneficial partnership opportunity.

Mainline.GG, LLC

1336 Brittmoore Rd.

Houston, TX 77043

5.   Revenue Sharing. The Parties agree to share the net revenue of all monetization and sponsorship dollars collected associated with D3 Esports. The split for all sponsorships and advertising sold will remain at 100% D3 Esports / 0% Mainline.GG until the launch of the second iteration of d3.mainline.gg on January 25, 2018. Following, the distribution of all sponsorships and advertising sold in connection with this Agreement will be 85% D3 Esports / 15% Mainline.GG. All sales, rates, and values of sponsorships must be mutually approved Mainline.GG and D3 Esports, whose consent may not be unreasonably withheld. Any revenue-generating products and services created by Mainline.GG to be used on d3.mainline.gg are subject to D3’s prior approval.

6.   U. The Term of this Agreement shall begin on the Effective Date and end on May 14, 2020. During the term of this agreement, D3 Esports will share in all benefits afforded to Mainline.GG by Microsoft Corporation as outlined in the previously-approved Forza Tournament License Agreement.

7.   Fees and Payment. D3 Esports will pay to Mainline.GG Sixty Thousand Dollars ($60,000.00) as a one-time onboarding cost for the creation and customization of d3.mainline.gg. D3 Esports will also pay to Mainline.GG Ten Thousand Dollars ($10,000.00) monthly for the term of the Agreement. The total monthly fee covers ongoing service, maintenance, management, and server costs for the web application, as well as community management work as covered under Mainline.GG Responsibilities above. All fees are exclusive of taxes (including without limitation, sales and use, excise, franchise, withholding, value-added, consumption, and similar taxes and all customs, duties, or other governmental impositions, but excluding taxes imposed on Mainline.GG’s income). D3 Esports will pay all invoices within thirty (30) days of invoice date. If D3 Esports fails to pay any amounts when due, then Mainline.GG may, without limiting its other available remedies, (i) assess interest at the rate of six percent (6%) per month (or the maximum rate permitted by applicable law, whichever is less) for overdue amounts, (ii) invoice D3 Esports for Mainline.GG’s reasonable attorneys’ fees incurred in collecting payments, and/or (iii) suspend performance of the Services upon three (3) days’ notice.

8.   Warranties.

a.

General. Each party represents and warrants that: (a) it is an organization duly organized, validly existing and in good standing under the laws of the state in which it is incorporated or registered; (b) it has all requisite power and authority to execute this Agreement and to perform its obligations hereunder; (c) the execution, delivery, and performance of this Agreement has been duly authorized and this Agreement is a valid and binding agreement enforceable in accordance with its terms; and (d) it will perform its obligations under this Agreement in a manner that complies with all applicable laws.

Mainline.GG, LLC

1336 Brittmoore Rd.

Houston, TX 77043

b.

Services. Mainline.GG warrants to D3 Esports that Mainline.GG will perform Services in a professional manner by qualified personnel and in a manner consistent with industry standards. D3 Esports’ sole and exclusive remedy for Mainline.GG’s breach of the foregoing warranty shall be to provide Mainline.GG with a written description of such breach within thirty (30) days from the date of performance of the nonconforming Service, in which case Mainline.GG shall, at its expense, re-perform such Services. If no written rejection is given to Mainline.GG by Customer within such thirty (30) days, Service shall be deemed to conform to the warranty. For the avoidance of doubt, this Section 8 does not limit Mainline.GG’s obligations or D3 Esports’ rights under any SLA.

Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION EIGHT (8), MAINLINE.GG MAKES NO OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, AS TO ANY OTHER MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE SERVICES, AND MAINLINE.GG HEREBY EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE OR NEED, ACCURACY, NON-INFRINGEMENT OF THIRD PARTY RIGHTS AND TITLE, AND ANY WARRANTIES THAT MAY ARISE FROM COURSE OF DEALING, COURSE OF PERFORMANCE OR USAGE OF TRADE

9.   Confidential Information.

a.

Definition. For purposes of this Agreement, “Confidential Information” means all information of a party (the “Disclosing Party”) that is disclosed or made available to the other party (the “Receiving Party”) in connection with this Agreement that is marked or otherwise clearly identified as confidential, and or that the Receiving Party knows or reasonably should know, based on the circumstances of disclosure, to be confidential, including, without limitation, any and all information or proprietary materials (in every form and media) that have been or are hereafter disclosed and that are not generally known in the relevant trade or industry of the Receiving Party. Confidential Information does not include information that the Receiving Party can demonstrate: (1) was publicly available at the time it was communicated to the Receiving Party; (2) became publicly available subsequent to the time it was communicated to the Receiving Party through no fault of the Receiving Party; (3) was in the Receiving Party’s possession free of any obligation of confidence at the time it was communicated to the Receiving Party; or (4) was rightfully communicated to the Receiving Party free of any obligation of confidence subsequent to the time it was communicated.

b.	Obligation. The Receiving Party shall hold the Disclosing Party’s Confidential Information in strict confidence and shall treat such Confidential Information with the

Mainline.GG, LLC

1336 Brittmoore Rd.

Houston, TX 77043

same degree of care that it uses to protect its own Confidential Information, but with not less than reasonable care. The Receiving Party shall only use the Disclosing Party’s Confidential Information as required to accomplish the intent of this Agreement or the MSA. Notwithstanding the above, the Receiving Party shall not be in violation of this Section 9(b) with regard to a disclosure to the extent (i) required by applicable disclosure laws or regulations, or (ii) in response to a valid order by a court or other governmental body, in which case the Receiving Party must provide the Disclosing Party with prior written notice of such disclosure sufficient to permit the Disclosing Party to seek a protective order or other confidential treatment of such information, and must cooperate in any attempt to seek such protective order or other confidential treatment.

c.

Return of Materials . Upon termination or expiration of the Agreement, or upon written request of the Disclosing Party, the Receiving Party shall promptly return to the Disclosing Party all documents and other tangible materials representing the Disclosing Party’s Confidential Information and all copies thereof.

d.	Data . Mainline.GG may use data and content that is processed through and/or stored by the Platform in order to modify and improve its own products and services.

10.   Indemnity. D3 ESPORTS AGREES TO INDEMNIFY AND HOLD HARMLESS MAINLINE.GG, FROM AND AGAINST ALL CLAIMS, ACTIONS, LIABILITIES, DAMAGES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES) ARISING OR RESULTING FROM (I) ANY USE OR MISUSE OF MAINLINE.GG’S DELIVERABLES AND THE SERVICES PROVIDED PURSUANT TO THIS AGREEMENT (UNLESS SUCH CLAIMS, ACTIONS, LIABILITIES, DAMAGES, COSTS AND EXPENSES ARISE FROM NEGLIGENCE OF MAINLINE.GG), (II) D3 ESPORTS-PROVIDED MATERIALS OR MAINLINE.GG’S USE THEREOF IN ACCORDANCE WITH THIS AGREEMENT, (III) MAINLINE.GG’S COMPLIANCE WITH ANY SPECIFICATIONS OR DIRECTIONS PROVIDED BY OR ON BEHALF OF D3 ESPORTS; OR (IV) ANY ALLEGATION OF FACTS THAT, IF TRUE, WOULD CONSTITUTE D3 ESPORTS’ BREACH OF ANY OF ITS REPRESENTATIONS, WARRANTIES, COVENANTS OR OBLIGATIONS UNDER THIS AGREEMENT, EXCEPT TO THE EXTENT SUCH CLAIM IS FINALLY DETERMINED TO HAVE RESULTED FROM MAINLINE.GG’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

11.   Assignment. This Agreement will inure to the benefit of and be binding upon the successors and permitted assigns of the parties. Each party may, without the consent of the other, assign this Agreement in the event of the sale of all or substantially all of the assets or business of such party to which this Agreement relates, including by merger, acquisition, or

Mainline.GG, LLC

1336 Brittmoore Rd.

Houston, TX 77043

similar change in control, or operation of law. In other circumstances, consent of the other party shall be required, and such consent shall not be unreasonably withheld.

12.   Non-Exclusivity. Nothing in this Agreement will restrict or limit Mainline.GG from performing any consulting, implementation, integration, development, training, maintenance, support or other services on behalf of itself or any other entity in any industry, and Mainline.GG may enter into agreements with other companies for the provision of services at any time.

13.   Independent Contractors. In all matters relating to this Agreement, Mainline.GG and D3 Esports will act as independent contractors and nothing in this Agreement shall be construed as creating a partnership, joint venture or employer-employee relationship. Neither party will represent that it has any authority to assume or create any obligation, expressed or implied, on behalf of the other party, or to represent the other party as agent, partner, employee, or in any other capacity. Neither Mainline.GG nor D3 Esports shall become liable or bound by any representation, act, or omission whatsoever of the other party.

14.   Cumulative Remedies, Waiver and Severability. All rights and remedies, whether conferred hereunder, or by any other instrument or law, unless otherwise expressly stated, will be cumulative and may be exercised singularly or concurrently. The failure of any party to enforce any of the provisions hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provisions. If one or more provisions in this Agreement are ruled entirely or partly invalid or unenforceable by any court or governmental authority of competent jurisdiction, then the validity and enforceability of all provisions not ruled to be invalid or unenforceable shall remain unaffected.

15.   Notices. All notices and other legal or formal communications which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given: (i) on the date of delivery if delivered by hand or by confirmed facsimile; (ii) upon the fifth day after such notice is deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, or (iii) upon the date of the courier’s verification of delivery at the specified address if sent by a nationally-recognized overnight express courier. Written notices shall be provided to the applicable party at the address first written above, or such address as may be otherwise provided in writing by a party hereunder.

16.   Governing Law & Venue. This Agreement will be governed by the laws of the United States of America and the State of Texas, without reference to its conflict of laws principles or any other principles that would result in the application of a different body of law. Both Parties irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or

Mainline.GG, LLC

1336 Brittmoore Rd.

Houston, TX 77043

proceeding arising out of this Agreement or the transactions contemplated hereby in the United States District Court for the State of Texas or the state courts of Harris County, Texas and hereby irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum.

17.   Force Majeure. Mainline.GG shall be excused from performance under this Agreement for any period to the extent that it is prevented from performing any obligation, in whole or in part, as a result of causes beyond its reasonable control and without its negligent or willful misconduct, including without limitation, acts of God, natural disasters, war or other hostilities, terrorist attacks, labor disputes, civil disturbances, governmental acts, orders or regulations, third party non-performance, or failures or fluctuations in electrical power, heat, light, air conditioning or telecommunications equipment.

18.   Headings. The section headings set forth in this Agreement are for the convenience of the parties, and in no way define, limit, or describe the scope or intent of this Agreement. Such headings are to be given no legal effect.

19.   Limitation of Liability. EXCEPT FOR DAMAGES CAUSED BY A BREACH OF SECTION NINE (9) OF THIS AGREEMENT, IN NO EVENT, TO THE MAXIMUM EXTENT PERMITTED UNDER APPLICABLE LAW, WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, SPECIAL, EXEMPLARY, INCIDENTAL, OR CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION LOSS OF PROFITS AND COST OF COVER) ARISING FROM OR RELATING TO THIS AGREEMENT, EVEN IF SUCH PARTY KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF, OR COULD REASONABLY HAVE PREVENTED, SUCH DAMAGES. IN NO EVENT SHALL MAINLINE.GG’S TOTAL LIABILITY ARISING FROM OR RELATING TO THIS AGREEMENT, WHETHER SUCH DAMAGES ARE BASED ON TORT, CONTRACT, OR ANY OTHER LEGAL THEORY, EXCEED THE AMOUNT OF FEES PAID BY CUSTOMER TO MAINLINE.GG UNDER THE STATEMENT OF WORK PURSUANT TO WHICH THE CLAIM AROSE DURING THE TWELVE (12) MONTHS PRECEDING THE CAUSE OF ACTION.

20.   Counterparts. This Agreement may be executed in counterparts, each of which will be considered an original, but all of which together will constitute the same instrument.

21.   Subcontracting. Mainline.GG may subcontract portions of the Services; provided, however, that it shall require any such subcontractor to adhere to the obligations imposed upon Mainline.GG with respect to the Services; and provided, further, however, that Mainline.GG shall remain fully liable to D3 Esports for any services subcontracted.

Mainline.GG, LLC

1336 Brittmoore Rd.

Houston, TX 77043

22.   Integration; Order of Precedence; Amendment. This Agreement constitutes the entire agreement between the parties, and supersedes all other prior or contemporaneous communications between the parties (whether written or oral, and including terms of purchase orders) relating to the subject matter of the Agreement. The Agreement may be modified or amended solely in a writing signed by both parties.

Mainline.GG, LLC

1336 Brittmoore Rd.

Houston, TX 77043

In Witness Whereof, the parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

D3esports, Inc.

Signed:

___________________________________

Printed Name:

___________________________________

Title:

___________________________________

Date Signed:

___________________________________

Address for notices

1 Performance Drive

Angleton, TX 77515

Tel No. ___________________________

E-mail:

___________________________________

Mainline.GG, LLC

Signed:

___________________________________

Printed Name:

___________________________________

Title:

___________________________________

Date Signed:

___________________________________

Address for notices

1336 Brittmoore Rd.

Houston, TX 77043

Tel No. ___________________________

E-mail:

___________________________________

Mainline.GG, LLC

1336 Brittmoore Rd.

Houston, TX 77043

EXHIBIT A

D3 Competitive Racing Details

The D3 Open Series

Platform: The D3 Open Series will allow for time trial submission from any platform; final monthly Showdown races will be officially held on Xbox (see “D3 Showdown Series” for more information).

D3 Esports will host month-long time trials (“the D3 Open Series”) beginning on the first of the calendar month and ending on the last day of the calendar month.

During the D3 Open Series, time trial results will be submitted by end users with an included screenshot to verify submitted times; users can submit as many lap times as they desire.

The system will take users’ top five best times and display them alongside their names on a leaderboard.

At the end of each month, D3 Esports will take the top X number of players on the leaderboard from that calendar month (with X being defined as no more than 12 leaderboard positions) for the D3 Showdown Series.

Time trials will be available for submission 24 hours a day, 365 days a year.

All time trial submissions and follow-up D3 Showdown Series championship races will be held on a predetermined track, with the same track being used for the entirety of the given month.

Players must comply with a D3 standard rule set for Forza; this rule set will be publicly available on d3.mainline.gg.

The D3 Showdown Series

The D3 Showdown Series will be a custom race held once a month to determine a monthly champion.

The competitors of the D3 Showdown Series will be selected from the top X number of finishers on the monthly D3 Open Series leaderboard.

Mainline.GG, LLC

1336 Brittmoore Rd.

Houston, TX 77043

Until further amendments are made, the D3 Showdown Series will be organized manually; however, winners of each Showdown Series will be displayed on the website, creating historical record of champions.

A Mainline.GG Community Manager will assist in running the monthly Showdown Series event through Discord.